                                                                     EXHIBIT 4.3

                            FORM OF CLASS B WARRANT

                                 ESG RE LIMITED

THIS WARRANT AND THE UNDERLYING COMMON SHARES MAY NOT BE TRANSFERRED EXCEPT (I) IN COMPLIANCE WITH THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND (II) (A) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),
(B) IN COMPLIANCE WITH RULE 144 UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN AND IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE ACT OR (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE ACT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THIS WARRANT AND THE UNDERLYING COMMON SHARES ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER CONTAINED IN A SUBSCRIPTION AGREEMENT AND THE COMPANY'S BYE-LAWS, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.


          ESG RE LIMITED, a Bermuda corporation (the "Company"), hereby
certifies that, for value received,   (the "Holder"), or assigns, is entitled,
subject to the terms set forth below, to purchase from the Company, at any time
and from time to time in whole or in part an aggregate of   (the "Aggregate
Warrant Number") fully paid and non-assessable Common Shares, par value $1.00 per share ("Common Shares"), of the Company during the period beginning, with respect to each Installment (as defined below), on the date of the vesting of such Installment (each a "Vesting Date") and ending, with respect to each Installment, on the tenth anniversary of the Vesting Date with respect to such Installment (the "Exercise Period").

          The Common Shares within each Installment shall be purchased at a purchase price per Common Share, subject to the provisions of Paragraph 3 hereof, equal to (a) $20 (the "Price to Public") until September 1, 2001, if applicable and (b) $18.50 during the balance of the Exercise Period (in each case as adjusted in accordance with the terms hereof, the "Purchase Price").
The number and character of such Common Shares are subject to adjustment as provided below, and the term "Common Shares" shall mean, unless the context otherwise requires, the Common
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                                                                               2


Shares or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant."

          1.   VESTING OF WARRANTS.  Each of the 5 successive one-year periods
               -------------------
commencing on _________, 1997 (the "Issue Date") and ending on the day before the first 5 anniversary dates thereof is referred to below as an "Anniversary Period". During each Anniversary Period 20% of the Aggregate Number of Warrants (an "Installment") shall be eligible to become vested. Any Warrants that are eligible to become vested during a particular Anniversary Period but that do not become vested during that Anniversary Period shall be eligible to become vested in the subsequent Anniversary Periods, in additional to the Installment for that subsequent Anniversary Period. Any Warrants that are unvested following the fifth Anniversary Period shall be forfeited and shall no longer be deemed to be outstanding, without any further action on the part of the Company. In the event of a Change of Control of the Company, all unvested Warrants shall immediately and automatically vest. The Installments that are available for vesting during any particular Anniversary Period shall become vested if, on each trading day of any 20 consecutive trading days during such Anniversary Period,
(a) the change in the Market Price (as defined in Section 3.1) of the Common Shares from the Floor Price (the "Market Price Change"), expressed as a percentage, exceeds (or in the event that the Market Price Change and the Wilshire Index Change (as defined below) are both negative, is less than) (b) the change in the Wilshire Index from the Wilshire Index Floor (the "Wilshire Index Change"), expressed as a percentage, plus 5.0%.

          For purposes of this Paragraph 1, the following terms have the following meanings:

          "Change of Control" means the acquisition by any person, entity or
           -----------------
"group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more, in the aggregate, of either the voting power of the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that if such acquisition results in whole or in part from a transfer of any Common Shares or other voting securities by the Holder hereof, such acquisition shall not constitute a Change of Control unless such transfer is effected pursuant to an offer by such acquiror to purchase all of the Company's outstanding Common Shares.

          "Floor Price" means the Price to Public.
           -----------

          "Wilshire Index Floor" means the closing quotation of the Wilshire
           --------------------
5000 Index as of the date hereof, as prepared by Wilshire Associates, Inc. and as reported on Bloomberg Financial Markets.

          "Wilshire Index" as of any day means the average closing quotation of
           --------------
the Wilshire 5000 Index for the 15 consecutive trading days concluding on such day.
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                                                                               3

          "Wilshire 5000 Index" means the index of that name prepared by
           -------------------
Wilshire Associates, Inc., as reported on Bloomberg Financial Markets or, in the event the Wilshire 5000 Index is no longer published, a comparable index selected in good faith by the Board of Directors of the Company providing a broad-based measurement of the changes in stock market conditions.

          2.   EXERCISE OF WARRANT.  The purchase rights evidenced by this
               -------------------
Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such Holder (the "Exercise Notice"), to the Company at its offices, 16 Church Street , Hamilton, Pembroke Parish, Bermuda, accompanied by payment as specified below of the aggregate Purchase Price determined as of the Determination Date (as defined below) of the Common Shares being purchased pursuant to such exercise. Payment of the aggregate Purchase Price may be made, at the option of the Holder, (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such Purchase Price, (iii) by delivering Common Shares with an aggregate Market Price (as hereinafter defined) as of the day prior to the Company's receipt of the Exercise Notice (the "Determination Date") equal to the product of the Purchase Price and the number of Common Shares being purchased, (iv) by the Company reducing, at the request of the Holder, the number of Common Shares for which this Warrant is exercisable by a number of Common Shares (the "Surrendered Shares") such that the product of (a) the Market Price per Common Share as of the Determination Date less the Purchase Price in effect on the Determination Date and (b) the number of Surrendered Shares equals or exceeds the product of (x) the Purchase Price in effect on the Determination Date and (y) the number of Common Shares being purchased, or any combination of the methods of payment described in clauses (i) through (iv) above.

          2.1       Partial Exercise.  This Warrant may be exercised for less
                    ----------------
than the full number of Common Shares at the times called for hereby, in which case the number of Common Shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of Common Shares as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or his nominee (upon payment by such holder of any applicable transfer taxes).

          2.2       Delivery of Certificates for Common Shares on Conversion.
                    --------------------------------------------------------
As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable Common Shares or other securities or property to which such
Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would
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                                                                               4

otherwise be entitled, cash in an amount determined in accordance with Paragraph
3.9 hereof. The Common Shares so received shall be deemed to be issued to the Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant is surrendered and payment made for such Common Shares as aforesaid.

          3.   ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS.  In order to
               ----------------------------------------------
prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered holder hereof shall thereafter be entitled to acquire upon exercise of this Warrant, at the Purchase Price resulting from such adjustment, the number of the Company's Common Shares obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of the Company's Common Shares acquirable upon conversion thereof immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustments.

          3.1       Adjustment for Issue or Sale of Common Shares at Less than
                    ----------------------------------------------------------
90% of Market Price.  Except as provided in Paragraph 3.2 or 3.5 below, if and
-------------------
whenever on or after the date of issuance hereof the Company shall issue or sell, or shall in accordance with subparagraphs 3.1(1) to (9), inclusive, be deemed to have issued or sold, other than any issuance or sale in connection with an underwritten public offering, any Common Shares for a consideration per share less than 90% of the Market Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Purchase Price shall, subject to subparagraphs (1) to (9) of this Paragraph 3.1, be reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by multiplying the Purchase Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (x) the product of the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction multiplied by the Market Price immediately prior to such Triggering Transaction plus (y) the total amount, if any, received or receivable at any time by the Company as consideration for the issuance or sale of such Common Shares and the denominator of which shall be the product of (x) the Number of Common Shares Deemed Outstanding immediately after such issue or sale, multiplied by (y) the Market Price immediately prior to such issue or sale.

          For purposes of this Paragraph 3, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of the Company' s Common Shares outstanding at such time, and (ii) the number of the Company's Common Shares deemed to be outstanding under subparagraphs 3.1(1) to (9), inclusive, at such time. For purposes of this Agreement, the term "Market Price" as of any day shall mean the average closing price of a Common Share or other security for the 15 consecutive trading days concluding on such day on the
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                                                                               5

principal national securities exchange on which the Common Shares or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the Common Shares or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined in good faith by the Board of Directors of the Company.

          For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (9), inclusive, shall be applicable:

               (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any other securities convertible into or exchangeable for Common Shares (such rights or options being herein called "Options" and such convertible or exchangeable shares or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Shares are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than 90% of the Market Price determined as of the date of such grant, then the total maximum number of Common Shares issuable upon exercise of such Options or conversion or exchange of all such Convertible Securities shall (as of the date of the grant of such Option) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon exercise of such Options or conversion or exchange of such Convertible Securities, except as otherwise provided in subparagraph (3) below.

               (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which
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                                                                               6

     Common Shares are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the 90% of Market Price, determined as of the date of such issue or sale, as the case may be, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph
     (3) below.

               (3) If the exercise price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 or 3.3), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion or exchange rate, as the case may be, at the time initially granted, issued or sold. If the exercise price provided for in any Option referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Shares and had adjustments been made upon the issuance of Common Shares delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced and provided that there shall be no duplication of any adjustments otherwise made in accordance with the terms hereof.

               (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

               (6) In case any Common Shares, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

               (7) The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Shares for the purpose of this Paragraph 3.1.

               (8) In case the Company shall declare a dividend or make any other distribution upon the shares of the Company payable in Common Shares, Options, or Convertible Securities, then in such case any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (9) For purposes of this Paragraph 3.1, in case the Company shall take a record of the holders of its Common Shares for the purpose of determining holders entitled (x) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible
     Securities, or (y) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.
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                                                                               8

          3.2       Dividends Not Paid Out of Earnings or Earned Surplus. In the
                    ----------------------------------------------------
event the Company shall declare a dividend upon the Common Shares (other than a dividend covered by subparagraph 3.1(8)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends which would have been payable to such person had such person exercised this Warrant on the record date for determining persons entitled to such Liquidating Dividend. For the purposes of this Paragraph 3.2, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

          3.3       Subdivisions and Combinations.  In case the Company shall at
                    -----------------------------
any time subdivide (other than by means of a dividend payable in Common Shares covered by subparagraph 3.1(8)) its outstanding Common Shares into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be appropriately reduced, and conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

          3.4       Reorganization, Reclassification, Consolidation, Merger or
                    ----------------------------------------------------------
Sale of Assets.  If any capital reorganization or reclassification of the
--------------
capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common
Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise hereof such common shares, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding Common Shares of the Company as would have been received upon exercise of the Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such common shares, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to
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                                                                               9

purchase. In the event that pursuant to the terms of this Paragraph 3.4, this Warrant becomes exercisable for securities other than Common Shares, then the provisions of Section 3 shall apply to such securities as though such securities were Common Shares. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Common Shares of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holder of this Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the common shares, securities or assets then issuable with respect to the Common Shares of the Company or the common shares, securities or assets, or the equivalent, issued to previous holders of the Common Shares in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

          3.5       No Adjustment for Exercise of Certain Options, Warrants,
                    --------------------------------------------------------
Etc.  The provisions of this Section 3 shall not apply to any Common Shares
----
issued, issuable or deemed outstanding under subparagraphs 3.1(1) to (9) inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries or (ii) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof.

               3.6  Notices of Record Date, Etc.  In the event that:
                    ----------------------------

               (1) the Company shall declare any cash dividend upon its Common Shares, or

               (2) the Company shall declare any dividend upon its Common Shares payable in common shares or make any special dividend or other distribution to the holders of its Common Shares, or

               (3) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional common shares of any class or other rights, or

               (4) there shall be any capital reorganization. or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding Common Shares, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

               (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the holder of this Warrant:

          (i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

          (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days, prior written notice of the date when the same shall take place.

          Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

          The failure to deliver any such notice shall not, however, affect the validity of the action so taken by the Corporation.

          3.7       Grant, Issue or Sale of Options, Convertible Securities, or
                    -----------------------------------------------------------
Rights.  If at any time or from time to time on or after the date of issuance
------
hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Shares of the Company and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Paragraph 3.1 hereof (other than by reason of the fact that the issuance of such shares was at a Purchase Price equal to or greater than 90% of the then current Market Price), then the holder of this Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) upon the terms applicable to such Purchase Rights either:

          (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of Common Shares acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or

          (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of Common Shares or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

          3.8       Adjustment by Board of Directors.  If any event occurs as to
                    --------------------------------
which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.3.

          3.9       Fractional Shares.  The Company shall not issue fractions of
                    -----------------
Common Shares upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a Common Share would, except for the provisions of this Paragraph 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the product of such fraction, calculated to the nearest one-hundredth (1/100), and the Market Price of a Common Share as of such date of exercise.

          3.10      Officer's Statement as to Adjustments.  Whenever the
                    -------------------------------------
Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at the office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at his or its address appearing on the Warrant register of the Company. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

          4.   NO DILUTION OR IMPAIRMENT.  The Company shall not, by amendment
               -------------------------
of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Shares upon the exercise of this Warrant.

          5.   RESERVATION OF COMMON SHARES, ETC., ISSUABLE UPON EXERCISE OF
               -------------------------------------------------------------
WARRANTS.  The Company shall at all times reserve and keep available out of its
--------
authorized but unissued Common Shares, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized Common Shares as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

          6.   REPLACEMENT OF WARRANT.  Upon receipt of evidence reasonably
               ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (which surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company shall issue, in lieu thereof, a new Warrant of like tenor.

          7.   REMEDIES.  The Company stipulates that the remedies at law of the
               --------
holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

          8.   NEGOTIABILITY, ETC.  This Warrant is issued upon the following
               -------------------
terms to all of which each taker or owner hereof consents and agrees:

(a) This Warrant and the Common Shares issuable upon exercise of this Warrant (the "Underlying Shares") may not be transferred except (i) in compliance with the provisions of the Bye-laws of the Company and any applicable state securities or "blue sky" laws and (ii)(a) pursuant to an effective registration under the

                    Securities Act of 1933, as amended (the "Act"), (b) in compliance with Rule 144 under the Act, (c) inside the United States to a "qualified institutional buyer" as defined in and in compliance with Rule 144A under the Act,
                    (d) outside the United States in compliance with Rule 904 of Regulation S under the Act or (e) inside the United States to an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Act in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder. This Warrant and the Underlying Shares are subject to certain additional restrictions on transfer contained in a Subscription Agreement and the Company's Bye-laws, copies of which are on file at the principal office of the Company.

                    The provisions of this Section 8 shall be binding upon any transferee of this Warrant and upon each holder of Underlying Shares.

               (b) Subject to the limitations described in this Paragraph 8, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

               (c) Any person in possession of this Warrant properly endorsed and, if not the original holder hereof, to whom possession was transferred in accordance with the provisions of Paragraphs 8(a) and (b) is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

               (d) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

               (e) The Company shall not be required to pay any Bermuda or U.S. Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Shares in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Common Shares upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

          9.   NO RIGHTS TO VOTE OR RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS.
               -------------------------------------------------------------
Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to Common Shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          10.  MAILING OF NOTICES, ETC.  All notices and other communications
               ------------------------
from the Company to the holder of this Warrant shall be mailed by firsts-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

          11.  CHANGE, WAIVER, ETC.  The terms of this Warrant may not be
               --------------------
changed, waived, discharged or terminated orally but only by an instrument in writing signed by the holder of this Warrant against which enforcement of the change, waiver, discharge or termination is sought.

                         ESG RE LIMITED


                         By: _________________________________________________
                               Name:
                               Title:

Dated:

Attest:


--------------------------------------

                  [To be signed only upon transfer of Warrant]

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________ the within
Warrant and appoints __________________________________________________ attorney to transfer said right on the books of ESG Re Limited with full power of substitution in the premises.

Dated:


-------------------------------



                                    -------------------------------------------
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                    -------------------------------------------
                                                     Address


In the presence of



-------------------------------

          [To be signed only upon exercise of Warrant]



To ESG Re Limited

          The undersigned, the holder of the within Warrant hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ Common Shares of ESG Re Limited and herewith makes payment of $____________________ therefor and/or requests that the number of Common Shares for which the within Warrant is exercisable be reduced by ________ Common Shares (in addition to the Common Shares being purchased) and/or delivers _____________ Common Shares, the aggregate of such payment being equal to the aggregate purchase price for the Common Shares being purchased, and requests that the certificates for the Common Shares being purchased be issued in the name of, and be delivered to, _________________________ whose address is _____________________________________
_________________________________________________________.



Dated:



-----------------------------

                                    -------------------------------------------
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                    -------------------------------------------
                                                     Address